UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

IMS HEALTH INCORPORATED

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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As previously announced, IMS Health Incorporated (the “Company”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 5, 2009, by and among the Company, Healthcare Technology Holdings, Inc. (“Parent”), a Delaware corporation, and Healthcare Technology Acquisition, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Parent, which provides for the merger (the “Merger”) of Merger Sub with and into the Company.

On February 2, 2010, the Commission of the European Union provided clearance for the proposed Merger under Council Regulation (EC) No. 139/2004 (the “EU Clearance”). The EU Clearance is the final approval, consent or consultation required to consummate the Merger under U.S. and foreign antitrust laws, and accordingly, the related condition to the consummation of the Merger set forth in the Merger Agreement has been fully satisfied. The consummation of the Merger remains subject to the satisfaction or waiver of certain other closing conditions set forth in the Merger Agreement and discussed in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on December 29, 2009 (the “Definitive Proxy Statement”), including, without limitation, the approval by the stockholders of the Company of a proposal to adopt the Merger Agreement. As previously announced, a special meeting of the stockholders of the Company to consider and vote upon the proposal to adopt the Merger Agreement has been scheduled for February 8, 2010 at 11:30 a.m. EST, at The Hyatt Regency, 1800 East Putnam Avenue, Greenwich, Connecticut. Assuming all conditions are satisfied, the parties expect that the Merger will be completed by the end of the first quarter of 2010.

Forward-Looking Statements

This filing contains statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of the Company to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) uncertainties associated with the proposed sale of the Company to an entity created by certain affiliates of TPG Capital, L.P. and the Canada Pension Plan Investment Board, including uncertainties relating to the expected timing of the completion of the transaction and the ability to complete the transaction, (ii) regulatory, legislative and enforcement initiatives, particularly in the areas of data access and utilization and tax, (iii) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (iv) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (v) to the extent the Company seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (vi) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost effective basis, (vii) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which the Company’s customers operate, and (viii) uncertainties associated with completion of the Company’s restructuring plans and the impact of the restructuring activities on the Company’s business and financial results, including the timing of the activities and the associated costs and the ability to achieve projected cost savings. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

In connection with the proposed Merger, the Company filed the Definitive Proxy Statement and a form of proxy with the SEC on December 29, 2009 and the Definitive Proxy Statement and a form of proxy were mailed to the stockholders of record of the Company as of December 28, 2009. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The stockholders of the Company will be able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The stockholders of the Company will also be able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant documents by written or telephonic request directed to IMS Health Incorporated, Attn: Investor Relations, 901 Main Avenue, Norwalk, Connecticut 06851, telephone: (203) 845-5200, on the Investors page of the Company’s corporate website at www.imshealth.com, or from our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5835 (banks and brokers call collect at (212) 750-5833).

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company with respect to the Merger. Information about the Company’s directors and executive officers, their ownership of the Company’s common stock and their interests in the Merger, which may be different than those of the Company’s stockholders generally, is set forth in the Definitive Proxy Statement and the proxy statement for the 2009 Annual Meeting of Stockholders of the Company, which was filed with the SEC on March 27, 2009.